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                                                                   EXHIBIT 10.15

                                    FORM OF
                           INDEMNIFICATION AGREEMENT
                           -------------------------


          This INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of __________________, 1997, is made and entered into by and between Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), and __________________ ("Indemnitee"), an individual who is a director and/or officer of the Company.

                                    RECITALS

          WHEREAS, Section 6 of the Amended and Restated By-laws of the Company (the "By-laws"), in part, provides that the Company, subject to the limitations set forth therein, shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether by or in the right of the Company or otherwise, by reason of the fact that he or she is or was an officer or director of the Company or is or was serving at the request of the Company as an officer, director, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise; and

          WHEREAS, in recognition of Indemnitee's need for protection against personal liability in order to enhance Indemnitee's continued service to the Company and Indemnitee's reliance on the provisions of Section 6 of the By-laws requiring indemnification under certain circumstances, and in part to provide Indemnitee with specific contractual assurance that indemnification protection will be available and to implement such By-law provisions, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee to the fullest extent permitted by law.

                                   AGREEMENTS

          NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Right to Indemnification. The Company shall, to the fullest extent permitted by applicable law in effect from time to time, but subject to the limitations set forth in this Agreement, indemnify and hold harmless Indemnitee in the event that Indemnitee was or is a party to or is involved or becomes involved in any manner (including, without limitation, as a party, intervenor or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or
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proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding"), by reason of the fact that Indemnitee, or a person of whom Indemnitee is the legal representative, is or was a director and/or officer of the Company, or is or was serving at the request of the Company as an officer, director, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, service with respect to an employee benefit plan), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred by Indemnitee in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law in effect from time to time.

          2. Indemnification; Not Exclusive Right. The right of indemnification provided in this Agreement shall not be exclusive of and shall be in addition to, and not in lieu of, any other rights to which Indemnitee may otherwise be entitled under applicable law, the By-laws, or otherwise. Nothing in this Agreement shall diminish or otherwise restrict Indemnitee's right to indemnification under applicable law, the By-laws or otherwise. The provisions of this Agreement shall inure to the benefit of the heirs, executors, administrators and other legal representatives of Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of this Agreement, whether arising from acts or omissions occurring before or after its execution and delivery.

          3. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Agreement:

          (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of Indemnitee in the defense of or other involvement in or otherwise in connection with any Proceeding shall be advanced to Indemnitee by the Company within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee and, if required by law in effect at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay the amounts

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advanced if it should ultimately be determined that Indemnitee is not entitled to be indemnified against such expenses pursuant to this Agreement.

          (b) Procedure for Determination of Entitlement to Indemnification.

               (i) To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determin-ation of Indemnitee's entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company (the "Board of Directors") in writing that Indemnitee has requested indemnification pursuant to this Agreement.

               (ii) Indemnitee's entitlement to indemnification under this Agreement shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (1) a Change of Control (as hereinafter defined) shall have occurred and Indemnitee so requests or (2) there are no Disinterested Directors, or a majority of Disinterested Directors, even though less than a quorum, so directs; (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors, even though less than a quorum, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 3(c).

               (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(b)(ii), a majority of the Disinterested Directors, or in the absence of any Disinterested Directors, a majority of the Board of Directors, shall select the Independent Counsel, but only an Independent Counsel to which Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

          (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Agreement, Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for

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indemnification together with the Supporting Documentation in accordance with
Section 3(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 3(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor together with the Supporting Documentation, Indemnitee shall be deemed to be entitled to indemnification and shall be entitled to such indemnification unless (A) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter herein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

          (d)  Remedies of Indemnitee.

               (i) In the event that a determination is made pursuant to Section 3(b) that Indemnitee is not entitled to indemnification under this Agreement, Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either at Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; it being understood that any such judicial proceeding or arbitration shall be de novo and Indemnitee shall not be prejudiced by reason of such adverse determination; and in any such judicial proceeding or arbitration the Company shall have the burden of proving that Indemnitee is not entitled to indemnification under this Agreement.

               (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 3(b) or (c), that Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within ten (10) business days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to Section 3(a)

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or payment of indemnification is not made within ten (10) business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 3(b) or (c), Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

               (iii) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 3(d) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

               (iv) In the event that Indemnitee, pursuant to this Section 3(d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by Indemnitee if Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, all such expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be paid.

          (e) Definitions. For the purposes of this Section 3:

               (i) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, that without limitation, such a change in control shall be deemed to have occurred if (A) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Act) (other than The Prime Group, Inc., an Illinois corporation) becomes after the date hereof the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Company is a party to a merger, consolidation, sale of

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assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (C) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

               (ii) "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

               (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent (A) the Company or Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

          4. Notification and Defense of Claim. Promptly after receipt of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, but the omission so to notify the Company will not relieve the Company from any liability that the Company may have to Indemnitee under this Agreement unless the Company is materially prejudiced thereby. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

          (a) the Company will be entitled to participate therein at its own expense; and

          (b) except as otherwise provided below, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of the Company's election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than

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reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such action, suit or proceeding, but the fees and disbursements of such counsel incurred after notice from the Company of the Company's assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment by counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, (iii) such action, suit or proceeding seeks penalties or other relief against Indemnitee with respect to which the Company could not provide monetary indemnification to Indemnitee (such as injunctive relief or incarceration) or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and disbursements of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of an any action, suit or proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have reached the conclusion specified in clause (ii) above, or which involves penalties or other relief against Indemnitee of the type referred to in clause (iii) above. It is acknowledged that a director or former director shall be entitled under circumstances specified in the By-laws to expenses of separate legal counsel, up to the amount specified therein.

          (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

          5. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, legal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          6. Company's Right to Indemnification. Nothing in this Agreement shall diminish, limit or otherwise restrict or modify in

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any way the Company's right to indemnification or contribution from an
Indemnitee or an Indemnitee's obligation to indemnify or hold harmless the Company under any agreement, instrument, commitment or understanding now or hereafter in effect.

          7. Cancellation. The Company may cancel the provisions of this Agreement prospectively only upon thirty (30) days' prior written notice to Indemnitee, in order to afford Indemnitee an opportunity to resign as an officer and/or director of the Company rather than continue to serve absent indemnification provided under this Agreement; it being understood that "prospectively only" shall mean that the Agreement shall remain in full force and effect for all acts or omissions that occur, and all Proceedings which are based on acts or omissions which have or allegedly have occurred, through the effective date of any such cancellation.

          8. Amendments and Waiver. No amendment, modification or discharge or this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No delay or failure on the part of any party in exercising any right, power or privilege under this Agreement or under any other instrument given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

          9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution and delivery of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          10. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law provision or otherwise) of the amounts otherwise indemnifiable hereunder.

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          11.  Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service guaranteeing next business day delivery, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, in each case with applicable postage or delivery charges prepaid, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:

          If to the Company, to:

               Brookdale Living Communities, Inc.
               77 West Wacker Drive
               Suite 3900
               Chicago, Illinois 60601
               Attn:  President

          With a copy to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601
               Attn:  Wayne D. Boberg

          If to Indemnitee, to:

               ----------------------------------
               ----------------------------------
               ----------------------------------
               ----------------------------------
               Attn:
                    -----------------------------

          12. Governing Law; Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.


                            [signature page follows]

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          IN WITNESS WHEREOF, the parties hereto have caused this
Indemnification Agreement to be duly executed and delivered on their behalf as of the date first written above.


                                       THE COMPANY:

                                       BROOKDALE LIVING COMMUNITIES,
                                       INC., a Delaware corporation


                                       By:
                                           ----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                       INDEMNITEE:


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------


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